Exhibit 23.1

Consent of Independent Auditors

To the Board of Directors
of REGI U.S. Inc.

We consent to the use of our report dated August 13, 2004 on the financial statements of REGI U.S. Inc. as of April 30, 2004 and 2003 that are included in the Company's Form 10-KSB.

Dated this 18th day of August, 2004.

/s/ ‘Manning Elliott"

MANNING ELLIOTT
Chartered Accountants